Exhibit 99.1

STG Group, Inc.

Condensed Consolidated Balance Sheets

September 30, 2015 and December 31, 2014

(In Thousands, Except Share and Per Share Amounts)

	September 30, 2015	December 31, 2014
	(Unaudited)
Assets
Current Assets
Cash and cash equivalents	$5,814	$340
Contract receivables, net	26,775	47,517
Investments held in Rabbi Trust	4,279	4,310
Prepaid expenses and other current assets	1,021	1,973
Total current assets	37,889	54,140

Property and equipment, net	1,915	6,696
Goodwill	2,635	4,699
Intangible assets, net	1,500	3,000
Other assets	83	100

Total assets	$44,022	$68,635

Liabilities and Stockholders’ Equity
Current Liabilities
Outstanding checks in excess of bank balance	$-	$6,141
Line-of-credit	-	13,520
Accounts payable and accrued expenses	14,911	7,305
Accrued payroll and related liabilities	9,599	9,629
Billings in excess of revenue recognized	288	287
Deferred rent	122	519
Total current liabilities	24,920	37,401

Deferred compensation plan	4,279	4,310
Deferred rent	678	3,967
Total liabilities	29,877	45,678

Commitments and Contingencies

Stockholders’ Equity
Common stock; $0.001 par value; 2,000 shares
authorized; 1,111 shares issued and outstanding	-	-
Additional paid-in capital	12,891	12,891
	12,891	12,891
Less: Stockholder note receivable	2,500	-
	10,391	12,891
Retained earnings	3,754	10,066
Total stockholders’ equity	14,145	22,957

Total liabilities and stockholdersʼ equity	$44,022	$68,635

See accompanying notes to the condensed consolidated financial statements.

1

STG Group, Inc.

Unaudited Condensed Consolidated Statements of Income

Three and Nine Months Ended September 30, 2015 and 2014

(In Thousands, Except Share and Per Share Amounts)

	Three Months Ended September 30, 2015	Three Months Ended September 30, 2014	Nine Months Ended September 30, 2015	Nine Months Ended September 30, 2014

Contract revenue	$50,081	$53,588	$149,138	$158,801
Direct expenses	34,721	36,644	102,224	107,631

Gross profit	15,360	16,944	46,914	51,170

Indirect and selling expenses	11,718	14,041	40,933	45,798
Impairment of goodwill	2,064	-	2,064	-
Impairment of other intangible assets	906	-	906	-
	14,688	14,041	43,903	45,798

Operating income	672	2,903	3,011	5,372

Other income (expense)
Other income (expense), net	(398)	(120)	(259)	86
Interest expense	(25)	(11)	(43)	(41)
	(423)	(131)	(302)	45

Net income	$249	$2,772	$2,709	$5,417

Net Income per share available to common stockholders
Basic and diluted	$224	$2,495	$2,438	$4,876

Weighted average number of common shares outstanding
Basic and diluted	1,111	1,111	1,111	1,111

See accompanying notes to the condensed consolidated financial statements.

2

STG Group, Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

Nine Months Ended September 30, 2015 and 2014

(In Thousands, Except Share and Per Share Amounts)

	2015	2014
Cash Flows From Operating Activities
Net income	$2,709	$5,417
Adjustments to reconcile net income to net cash provided by operating activities:
Lease termination costs	703	-
Loss on disposal of property and equipment	1,125	-
Deferred rent	(123)	(670)
Depreciation and amortization of property and equipment	761	878
Amortization of intangible assets	594	468
Impairment of goodwill	2,064	-
Impairment of other intangible assets	906	-
Changes in assets and liabilities:
(Increase) decrease in:
Contract receivables	20,742	15,605
Prepaid expenses and other current assets	952	2,419
Other assets	17	70
Increase (decrease) in:
Accounts payable and accrued expenses	7,606	2,227
Accrued payroll and related liabilities	(30)	(286)
Billings in excess of revenue recognized	1	203
Net cash provided by operating activities	38,027	26,331

Cash Flows From Investing Activities
Purchases of property and equipment	(1,371)	(906)
Net cash used in investing activities	(1,371)	(906)

Cash Flows From Financing Activities
Net repayments of line-of-credit	(13,520)	(16,102)
Decrease in outstanding checks in excess
of bank balance	(6,141)	(2,405)
Note receivable issued to stockholder	(2,500)	-
Distributions to stockholders	(9,021)	(6,677)
Net cash used in financing activities	(31,182)	(25,184)

Net increase in cash and cash equivalents	5,474	241

Cash and Cash Equivalents
Beginning	340	155

Ending	$5,814	$396

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$16	$41

Supplemental Disclosures of Non-Cash Investing Activities
Change in investments held in Rabbi Trust	$(31)	$380

Change in deferred compensation plan/other liability	$31	$(380)

See accompanying notes to the condensed consolidated financial statements.

3

STG Group, Inc.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

Note 1.	Significant Accounting Policies and Business Combination

Basis of presentation: The accompanying unaudited condensed consolidated financial statements of STG Group, Inc. and its subsidiaries (“the Company”) have been prepared in accordance with generally accepted accounting principles for interim financial reporting and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. These condensed consolidated financial statements do not include all disclosures required by generally accepted accounting principles. For additional information, including the Company’s significant accounting policies, refer to the consolidated financial statements and related footnotes in the Company’s consolidated financial statements for the periods ended December 31, 2012, 2013 and 2014.

In the opinion of management, all adjustments considered necessary for a fair statement of financial results have been made. Such adjustments consist of only those of a normal recurring nature. Operating results for the three and nine months ended September 30, 2015 and 2014 are not necessarily indicative of the results that may be expected for the entire fiscal year.

Amounts are expressed in thousands of dollars unless otherwise indicated.

Use of estimates: The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements. Actual results could differ from those estimates.

Significant estimates embedded in the consolidated financial statements for the periods presented include revenue recognition on fixed-price contracts, the allowance for doubtful accounts, the valuation and useful lives of intangible assets, the length of certain customer relationships, useful lives of property, plant and equipment, valuation of a Rabbi Trust and related deferred compensation liability. Estimates and assumptions are also used when determining the allocation of the purchase price in a business combination to the fair value of assets and liabilities and determining related useful lives.

Revenue recognition: Revenue is recognized when persuasive evidence of an arrangement exists, services have been rendered or goods delivered, the contract price is fixed or determinable and collectability is reasonably assured. Revenue associated with work performed prior to the completion and signing of contract documents is recognized only when it can be reliably estimated and realization is probable. The Company bases its estimates on previous experiences with the customer, communications with the customer regarding funding status and its knowledge of available funding for the contract.

Revenue on cost-plus-fee contracts is recognized to the extent of costs incurred plus a proportionate amount of the fee earned. The Company considers fixed fees under cost-plus-fee contracts to be earned in proportion to the allowable costs incurred in performance of the contract. The Company considers performance-based fees, including award fees, under any contract type to be earned when it can demonstrate satisfaction of performance goals, based upon historical experience, or when the Company receives contractual notification from the customer that the fee has been earned. Revenue on time-and-materials contracts is recognized based on the hours incurred at the negotiated contract billing rates, plus the cost of any allowable material costs and out-of-pocket expenses. Revenue on fixed-price contracts is primarily recognized using the proportional performance method of contract accounting. Unless it is determined as part of the Company’s regular contract performance review that overall progress on a contract is not consistent with costs expended to date, the Company determines the percentage completed based on the percentage of costs incurred to date in relation to total estimated costs expected upon completion of the contract. Revenue on other fixed-price service contracts is generally recognized on a straight-line basis over the contractual service period, unless the revenue is earned, or obligations fulfilled, in a different manner.

4

STG Group, Inc.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

Note 1.	Significant Accounting Policies and Business Combination (Continued)

Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined and are recorded as forward loss liabilities in the consolidated financial statements. Changes in job performance, job conditions and estimated profitability may result in revisions to costs and revenue and are recognized in the period in which the revisions are determined.

Multiple agencies of the federal government directly or indirectly provided the majority of the Company's contract revenue during the three and nine months ended September 30, 2015 and 2014. For the three and nine months ended September 30, 2015 and 2014, there were two customers that each provided revenue in excess of 10% of total revenue and accounted for approximately 78% and 75%, respectively, of the Company’s total 2015 revenue and approximately 72% and 73%, respectively, of the Company’s total 2014 revenue.

Federal government contract costs, including indirect costs, are subject to audit and adjustment by the Defense Contract Audit Agency. Contract revenue has been recorded in amounts that are expected to be realized upon final settlement.

Costs of revenue: Costs of revenue include all direct contract costs, as well as indirect overhead costs and selling, general and administrative expenses that are allowable and allocable to contracts under federal procurement standards. Costs of revenue also include costs and expenses that are unallowable under applicable procurement standards and are not allocable to contracts for billing purposes. Such costs and expenses do not directly generate revenue, but are necessary for business operations.

For the three and nine months ended September 30, 2015 and 2014, there was one vendor that comprised approximately 11% and 11%, respectively, of the Company’s total 2015 direct expenses and approximately 12% and 11%, respectively, of the Company’s total 2014 direct expenses.

Investments held in Rabbi Trust: The Company has investments in mutual funds held in a Rabbi Trust that are classified as trading securities. Management determines the appropriate classification of the securities at the time they are acquired and evaluates the appropriateness of such classifications at each balance sheet date. The securities are classified as trading securities because they are held for resale in anticipation of short-term (generally 90 days or less) fluctuations in market prices. The trading securities are stated at fair value. Realized and unrealized gains and losses and other investment income are included in other income in the accompanying consolidated statements of operations.

Contract receivables: Contract receivables are generated primarily from prime and subcontracting arrangements with federal governmental agencies. Billed contract receivables represent invoices that have been prepared based on contract terms and sent to the customer. Billed accounts receivable are considered past due if the invoice has been outstanding more than 30 days. The Company does not charge interest on accounts receivable; however, federal governmental agencies may pay interest on invoices outstanding more than 30 days. The Company records interest income from federal governmental agencies when received. All contract receivables are on an unsecured basis.

Unbilled amounts represent costs and anticipated profits awaiting milestones to bill, contract retainages, award fees and fee withholdings, as well as amounts currently billable.

In accordance with industry practice, contract receivables relating to long-term contracts are classified as current, even though portions of these amounts may not be realized within one year.

Management determines the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering a customer’s financial condition, credit history and current economic conditions. Management has recorded an allowance for contract receivables that are considered to be uncollectible. Both billed and unbilled receivables are written off when deemed uncollectible. Recoveries of receivables previously written off are recorded when received.

5

STG Group, Inc.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

Note 1.	Significant Accounting Policies and Business Combination (Continued)

Valuation of long-lived assets: The Company accounts for the valuation of long-lived assets, including amortizable intangible assets, under authoritative guidance issued by the Financial Accounting Standards Board (FASB), which requires that long-lived assets and certain intangible assets be reviewed for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of the long-lived assets is measured by a comparison of the carrying amount of the asset to future undiscounted net cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets. At September 30, 2015 and December 31, 2014, the Company recorded an impairment loss on its customer relationships of $0.91 million and $1.81 million, respectively.

Goodwill: The Company records the excess of the purchase price of an acquired company over the fair value of the identifiable net assets acquired as goodwill. In accordance with authoritative guidance issued by the FASB, entities can elect to use a qualitative approach to test goodwill for impairment. Under this approach, the Company performs a qualitative assessment to determine whether it is more-likely-than-not that the fair value of the reporting unit is less than the carrying value. If the fair value of the reporting unit is less than the carrying value of the reporting unit, the Company is required to perform a goodwill impairment test using a two-step approach, which is performed at the reporting unit level. In the second step, the implied value of the goodwill is estimated at the fair value of the reporting unit, less the fair value of all other tangible and identifiable intangible assets of the reporting unit. If the carrying amount of the goodwill exceeds the implied fair value of the goodwill, an impairment loss is recognized in the amount equal to that excess, not to exceed the carrying amount of the goodwill. If the fair value of the reporting unit is not less than the carrying value of the reporting unit, the two-step goodwill test is not required.

Application of the goodwill impairment test requires judgment, including the identification of reporting units, assignment of assets and liabilities to reporting units, assignment of goodwill to reporting units and determination of the fair value of each reporting unit. The fair value of each reporting unit is estimated using a discounted cash flow methodology. This analysis requires significant judgments, including estimation of future cash flows, which is dependent on internal forecasts, estimation of the long-term rate of growth for the business, estimation of the useful life over which cash flows will occur and determination of the weighted-average cost of capital. This discounted cash flow analysis is corroborated by top-down analysis, including a market assessment of enterprise value.

The Company has elected to perform its annual analysis at the end of its reporting year at the reporting unit level, unless triggering events during an interim period require a quantitative analysis prior to the end of the reporting year. The Company has identified three reporting units that have goodwill: DSTI, Seamast, and Access. At September 30, 2015 and December 31, 2014, the Company recorded an impairment loss for goodwill of $2.06 million and $5.12 million, respectively.

6

STG Group, Inc.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

Income taxes: Effective January 1, 1996, the Company elected under the provisions of the Internal Revenue Service code to be taxed as a Subchapter S Corporation.  Accordingly, there has been no provision made for federal and most state income taxes as the liability for such taxes, if any, is attributable to individual shareholders.

The Company accounts for income taxes under FASB ASC Topic 740, Income Taxes (ASC740).  At the end of each interim period, the Company estimates an annualized effective tax rate expected for the full year based on the most recent forecast of pre-tax income, permanent book and tax differences, and global tax planning strategies. The Company uses this effective rate to provide for income taxes on a year-to-date basis, excluding the effect of significant, unusual, discrete or extraordinary items, and items that are reported net of their related tax effects. The Company records the tax effect of significant, unusual, discrete or extraordinary items, and items that are reported net of their tax effects in the period in which they occur.

The Company’s effective tax rate differs from the statutory federal rate as a result of the Company’s Subchapter S election and the provision for certain state income taxes.

In accordance with authoritative guidance on accounting for uncertainty in income taxes issued by the FASB, management has evaluated the Company’s tax positions and has concluded that the Company has taken no uncertain tax positions that require adjustment to the quarterly condensed consolidated financial statements to comply with the provisions of this guidance.

The Company recognizes interest and penalties related to tax matters in tax expense. There was no accrued interest or penalties recorded at September 30, 2015 and December 31, 2014.

On November 23, 2015, the effective date of the merger with GDEF, the Company converted from a Subchapter S Corporation to a C Corporation.

Fair value of financial instruments: The carrying value of the Company’s cash and cash equivalents, contract receivables, line-of-credit, accounts payable and other short-term liabilities are believed to approximate fair value as of September 30, 2015 and December 31, 2014 because of the relatively short duration of these instruments.

Certain assets and liabilities are recorded at fair value. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability between market participants in an orderly transaction on the measurement date. The market in which the reporting entity would sell the asset or transfer the liability with the greatest volume and level of activity for the asset or liability is known as the principal market. When no principal market exists, the most advantageous market is used. This is the market in which the reporting entity would sell the asset or transfer the liability with the price that maximizes the amount that would be received or minimizes the amount that would be paid. Fair value is based on assumptions market participants would make in pricing the asset or liability. Generally, fair value is based on observable quoted market prices or derived from observable market data when such market prices or data are available. When such prices or inputs are not available, the reporting entity should use valuation models.

7

STG Group, Inc.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

Note 1.	Significant Accounting Policies and Pending Merger (Continued)

The Company's assets recorded at fair value on a recurring basis are categorized based on the priority of the inputs used to measure fair value. Fair value measurement standards require an entity to maximize the use of observable inputs (such as quoted prices in active markets) and minimize the use of unobservable inputs (such as appraisals or other valuation techniques) to determine fair value. The inputs used in measuring fair value are categorized into three levels, as follows:

Level 1	Inputs that are based upon quoted prices for identical instruments traded in active markets.

Level 2	Inputs that are based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar investments in markets that are not active, or models based on valuation techniques for which all significant assumptions are observable in the market or can be corroborated by observable market data for substantially the full term of the investment.

Level 3	Inputs that are generally unobservable and typically reflect management's estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques that include option pricing models, discounted cash flow models and similar techniques. As of September 30, 2015, the Company has no financial assets or liabilities that are categorized as Level 3.

The Company has investments carried at fair value in mutual funds held in a Rabbi Trust, which is included in investments held in a Rabbi Trust in the accompanying condensed consolidated balance sheets.

Financial credit risk: The Company’s assets that are exposed to credit risk consist primarily of cash and cash equivalents, investments held in a Rabbi Trust and contract receivables. Cash and cash equivalents are deposited with high-credit, quality financial institutions whose balances may, at times, exceed federally insured limits. The Company has not experienced any losses in such amounts and believes that it is not exposed to any significant credit risk on cash and cash equivalents. The Company has no amounts on deposit in excess of federally insured limits at September 30, 2015 or December 31, 2014. Investments held in the Rabbi Trust are stated at fair value at each reporting period and are subject to market fluctuations. Contract receivables consist primarily of amounts due from various agencies of the federal government or prime contractors doing business with the federal government. Historically, the Company has not experienced significant losses related to contract receivables and, therefore, believes that the credit risk related to contract receivables is minimal.

8

STG Group, Inc.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

Note 1.	Significant Accounting Policies and Pending Merger (Continued)

Net income per share: Basic net income per share available to common shareholders of the Company is calculated by dividing the net income by the weighted average number of common shares outstanding during the year. There are no additional potential shares of common stock for the Company to consider for the diluted net income per share calculation.

Recent accounting pronouncements: In May 2014, the FASB issued guidance on revenue recognition. The update establishes a comprehensive revenue recognition standard for virtually all industries under GAAP, including those that previously followed industry-specific guidance. Under the guidance, all entities should recognize revenue to depict the transfer of promised goods and services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The guidance is effective for the Company in the first quarter of 2018. Early adoption is not permitted. Management will evaluate the potential impact of this guidance on its consolidated financial statements.

Business combination: On June 8, 2015, the Company, Global Defense & National Security Holdings LLC (“Sponsor”) and Global Defense & National Security Systems, Inc. (“GDEF”), a publicly-held company listed on the NASDAQ, announced they had reached a definitive agreement for GDEF to acquire the Company from its current owners. The purchase price consists of: (a) $68 million in cash (“Cash Consideration”); (b) 8,578,199 new shares of the common stock of GDEF, par value $0.0001 per share, valued at a price of $10.55 per share (“Share Consideration”); and (c) $7 million worth of stock at $10.63 per share (658,513 shares) in a private placement which were eligible for a 1.06 to 1.0 stock dividend for an additional 621,239 shares. In addition, GDEF will issue to the Company’s selling stockholders 445,161 shares of common stock acquired prior to GDEF’s initial public offering that are being contributed by the Sponsor to GDEF (subject to reduction to the extent the Sponsor forfeits any of these shares to GDEF) and an additional 35,000 shares of common stock that are being contributed by the Sponsor. GDEF intends to fund a portion of the purchase price through debt financing (refer to Note 11).

In the event that, immediately following the closing of the transaction, the Share Consideration would, in the aggregate, be less than 56.7% of the outstanding shares of the common stock of GDEF, as of the closing, a portion of the Cash Consideration may be exchanged for additional shares of common stock of GDEF at a price of $10.55 per share, so that the Company stockholders own, in the aggregate, 56.7% of the outstanding shares of GDEF common stock following the closing of the merger. In addition, in the event that the transaction otherwise would not qualify for the tax treatment described in the definitive agreement, a portion of the Cash Consideration may be exchanged for additional shares of the GDEF common stock at a price of $10.55 per share, so that the Company stockholders, the Sponsor and any other person who receives shares of GDEF common stock in connection with an equity financing completed in connection with the closing, own 80% of the outstanding shares of GDEF’s common stock immediately following the closing. The purchase price is also subject to a working capital adjustment.

The merger was completed on November 23, 2015.

Subsequent events: In preparing the accompanying condensed consolidated financial statements, the Company has reviewed, as deemed necessary by the Company’s management, events that have occurred after September 30, 2015 and up through November 30, 2015, the date of issuance.

9

STG Group, Inc.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

Note 2.	Contract Receivables and Billings in Excess of Revenue Recognized

At September 30, 2015 and December 31, 2014, contract receivables consist of the following (in thousands):

	2015	2014
	(Unaudited)

Billed accounts receivable	$17,819	$43,914
Unbilled accounts receivable	9,306	3,953
	27,125	47,867
Less: allowance for doubtful accounts	(350)	(350)
	$26,775	$47,517

Billings in excess of revenue recognized as of September 30, 2015 and December 31, 2014 are comprised primarily of billings from firm fixed-price contacts, where revenue is recognized in accordance with the proportional performance method.

Note 3.	Property and Equipment

At September 30, 2015 and December 31, 2014, property and equipment consists of the following (in thousands):

	Estimated	2015	2014
	Life	(Unaudited)

Leasehold improvements	Life of lease	$1,486	$8,375
Computer hardware and software	3 years	2,776	3,223
Office furniture and equipment	5 - 7 years	645	607
Automobiles	5 years	341	341
		5,248	12,546
Less: accumulated depreciation and amortization		(3,333)	(5,850)
		$1,915	$6,696

Depreciation and amortization expense on property and equipment totaled $0.14 million and $0.76 million for the three and nine months ended September 30, 2015 and totaled $0.31 million and $0.88 million for the three and nine months ended September 30, 2014, respectively.

10

STG Group, Inc.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

Note 4.	Intangible Assets

Identifiable intangible assets as of September 30, 2015, consist of the following (in thousands):

	Estimated		Accumulated	Accumulated
	Life	Cost	Amortization	Impairment	Net

Customer relationships	1 - 10 years	$6,500	$2,283	$2,717	$1,500
Trade name	1 year	100	100	-	-
		$6,600	$2,383	$2,717	$1,500

Identifiable intangible assets as of December 31, 2014, consist of the following (in thousands):

	Estimated		Accumulated	Accumulated
	Life	Cost	Amortization	Impairment	Net

Customer relationships	1 - 10 years	$6,500	$1,689	$1,811	$3,000
Trade name	1 year	100	100	-	-
		$6,600	$1,789	$1,811	$3,000

Amortization expense amounted to $0.19 million and $0.59 million for the three and nine months ended September 30, 2015, respectively, and $0.16 million and $0.47 million for the three and nine months ended September 30, 2014, respectively.

The Company’s goodwill balance consists of the following as of September 30, 2015 and as of December 31, 2014 (in thousands):

	DSTI	Seamast	Access	Total

Goodwill, January 1, 2014	$2,098	$1,898	$5,820	$9,816
Impairment loss	(1,658)	-	(3,459)	(5,117)
Goodwill, December 31, 2014	440	1,898	2,361	4,699
Impairment loss	-	-	(2,064)	(2,064)
Goodwill, September 30, 2015	$440	$1,898	$297	$2,635

The Company recorded an impairment loss on Access’ goodwill of $2.06 million and $3.46 million, respectively, for the nine months ended September 30, 2015 and for the year ended December 31, 2014 and $1.66 million on DSTI’s goodwill for the year ended December 31, 2014. The Company also recorded an impairment loss on Access’ customer relationships of $0.91 million and $1.81 million, respectively, for the nine months ended September 30, 2015 and for the year ended December 31, 2014, primarily due to declining profits on contracts. The primary methods used to measure the impairment losses for DSTI and Access were the income method and the market approach. The unobservable inputs used were based on Company-specific information and included estimates of revenue, profit margins and discount rates. The Company used the two-step approach in measuring the impairment loss. In the second step, the implied value of the goodwill is estimated at the fair value of the reporting unit less the fair value of all other tangible and identifiable intangible assets of the reporting unit. If the carrying amount of the goodwill exceeds the implied fair value of the goodwill, an impairment loss is recognized in the amount equal to that excess, not to exceed the carrying amount of the goodwill.

11

STG Group, Inc.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

Note 5.	Fair Value Measurements

The Company has investments in mutual funds held in a Rabbi Trust which are classified as trading securities and are included in current assets on the accompanying condensed consolidated balance sheets. The Rabbi Trust assets are used to fund amounts the Company owes to key managerial employees under the Company’s non-qualified deferred compensation plan (See Note 8). Based on the nature of the assets held, the Company uses quoted market prices in active markets for identical assets to determine fair values, which apply to Level 1 investments.

The mark to market adjustments are recorded in other income (expense), net, in the accompanying condensed consolidated statements of income for a net loss of $0.40 million and a net loss of $0.27 million for the three and nine months ended September 30, 2015, respectively, and a net loss of $0.12 million and a net gain of $0.08 million, for the three and nine months ended September 30, 2014, respectively.

12

STG Group, Inc.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

Note 6.	Line-of-Credit

The Company maintains a bank line-of-credit agreement (Facility), whereby the Company may borrow up to the lesser of either (1) the sum of its billed accounts receivable and unbilled accounts receivable, less the balance in its doubtful accounts; or (2) $15 million at September 30, 2015 and $30 million at December 31, 2014. This facility is a revolving line-of-credit and STG may borrow during the availability period, subject to terms and conditions of the facility. Borrowings under this facility are secured by all assets of the Company. This facility bears interest at LIBOR plus 1.75%. The Company also maintains an uncommitted guidance facility of $30 million, which can be used with the bank’s approval to finance future transactions. This facility was extended and was scheduled to mature on December 31, 2015. The bank line-of-credit agreement calls for administration fees and requires the Company to be in compliance with certain financial covenants. The Company was in compliance with all financial covenants as of September 30, 2015 and December 31, 2014. As of September 30, 2015 the Company had no outstanding borrowings on the line-of-credit and as of December 31, 2014, the Company had outstanding borrowings on the line-of-credit of $13.52 million. This facility was closed on November 23, 2015 as a result of the business combination described further in Note 1. The new facility is described in Note 11.

Note 7.	Commitments and Contingencies

Operating leases: The Company leases office space and equipment under the terms of noncancelable operating leases that expire at various dates through 2021.

On March 25, 2015, the Company terminated a portion of an office lease agreement. The Company agreed to vacate the space no later than August 31, 2015. The remaining space is still under a lease agreement that expires on December 31, 2021, and has been subleased under the terms of a sublease agreement. Because the Company vacated the space where its principal office was located, the Company disposed of the related leasehold improvements. There was a tenant improvement liability associated with the disposed assets. The Company recorded a loss on property and equipment of $1.13 million from the disposal of the assets and related liability. The Company also expects to incur a loss of approximately $0.70 million in lease termination costs related to the sublease agreements that are in effect on the remaining space.

On April 8, 2015, the Company entered into a new lease agreement to lease space under an agreement which expires on September 30, 2020. The new lease agreement includes rent abatement and an escalation clause which has increased the existing deferred rent liability related to the new lease.

In conjunction with the principal office lease agreement, the Company was required to issue a letter-of-credit to the landlord as security for the new facility in the amount of $0.81 million. The letter-of-credit can be reduced to $0.36 million in conjunction with the termination agreement. The security deposit shall be the security for the performance of the Company’s obligations, covenants and agreements under the deed of the lease.

Legal matters: From time to time the Company may be involved in litigation in the normal course of its business. Management does not expect that the resolution of these matters would have a material adverse effect on the Company’s business, operations, financial condition or cash flows.

13

STG Group, Inc.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

Note 8.	Deferred Compensation Plan

The Company maintains a deferred compensation plan (the Deferred Compensation Plan) in the form of a Rabbi Trust, covering key managerial employees of the Company as determined by the Board of Directors. The Deferred Compensation Plan gives certain senior employees the ability to defer all, or a portion, of their salaries and bonuses on a pre-tax basis and invest the funds in marketable securities that can be bought and sold at the employee’s discretion. The future compensation is payable upon either termination of employment or change of control. The liabilities are classified within long-term liabilities as of September 30, 2015 and December 31, 2014 on the condensed consolidated balance sheets. The assets held in the Rabbi Trust are comprised of mutual funds and are carried at fair value based on the quoted market prices. As of September 30, 2015, the amount payable under the Deferred Compensation Plan was equal to the value of the assets owned by the Company. These assets total $4.28 million and $4.31 million as of September 30, 2015 and December 31, 2014, respectively, and are included as part of current assets in the accompanying condensed consolidated balance sheets. Additionally, the Company may make discretionary matching contributions to the Deferred Compensation Plan, which vest ratably over three years. The Company recorded contributions to the Deferred Compensation Plan of $0.02 million and $0.04 million for the three and nine months ended September 30, 2015 and $0.02 million and $0.07 million for the three and nine months ended September 30, 2014, respectively. The assets are available to satisfy the claims of the Company’s creditors in the event of bankruptcy or insolvency.

Pursuant to the business combination described further in Note 1, the change in control provision in the Deferred Compensation Plan was triggered; therefore, all payouts due under this plan will be paid within 60 days from the closing date of the transaction.

Note 9.	Related Party Transactions

A company owned by a party related to the majority stockholder of the Company is both a subcontractor to and customer of the Company on various contracts. As of September 30, 2015 and December 31, 2014, amounts due from this entity totaled $0.02 million and $0.01 million, respectively. The Company recorded revenue of $0.04 million and $0.1 million, respectively, for the three and nine months ended September 30, 2015 and $0.06 million and $0.09 million, respectively, for the three and nine months ended September 30, 2014.

As of September 30, 2015 and December 31, 2014, amounts due to this entity relating to work performed under subcontracts totaled $0 and $0.10 million, respectively. The Company recorded direct costs of $0.08 million and $0.10 million, respectively, for the three and nine months ended September 30, 2015 and $0.05 million and $0.10 million, respectively, for the three and nine months ended September 30, 2014, respectively, relating to such work performed.

On September 15, 2015, the Company issued a note receivable to a stockholder for $2.5 million. The note bears interest at 2.35%. The principal and accrued interest is payable in full on the earlier of December 31, 2015 or the closing of the business combination with GDEF which is described previously in Note 1. The amount due under this note was netted against the proceeds paid to the sellers at closing of the business combination on November 23, 2015. See Note 1.

Note 10.	Segment Information

Segment information is not presented since all of the Company’s revenue and operations are attributed to a single reportable segment. In accordance with authoritative guidance on segment reporting under the FASB, the chief operating decision maker has been identified as the Chief Executive Officer. The Chief Executive Officer reviews operating results to make decisions about allocating resources and assessing performance for the entire company.

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STG Group, Inc.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

Note 11.	Subsequent Events

On November 23, 2015, as part of the business combination described further in Note 1, the Company entered into a new credit agreement with both a term loan and a line-of-credit with a syndicate of lenders. The Credit Agreement provides for (i) a term loan in an aggregate principal amount of $81,750,000 (the “Term Loan”), (ii) a $15,000,000 asset-based revolving line of credit (the “Revolving Loan”) and (iii) an uncommitted accordion facility to be used to fund acquisitions (subject to additional lender commitments) of up to $90,000,000 (the “Incremental Facility”). Concurrently with consummation of the Business Combination, the full amount of the Term Loan was drawn, and neither the Incremental Facility nor any amount under the Revolving Loan was drawn. Each of the Revolving Loan and Term Loan matures on November 23, 2020.

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